                                                              EXHIBIT 99.4

                                   PRESS RELEASE
FOR IMMEDIATE RELEASE
For further information, contact:

Terry Rixford                                          Fletcher Chamberlin
Vice President, Finance and Administration             Investor Relations
Analogy, Inc.                                          Harris Massey Herinckx
(503) 626-9700                                         (503) 973-9226

ANALOGY REPORTS RESULTS FOR 1998 FISCAL FOURTH QUARTER AND FULL YEAR AND RESTATES FIRST AND SECOND FISCAL QUARTERS

Beaverton, Oregon - May 12, 1998 - Analogy, Inc. (NASDAQ:ANLG) today announced its financial results for the fourth fiscal quarter and full year ended March 31, 1998.

     Total revenue for the fourth quarter of fiscal 1998 was $5,990,000, compared with revenue of $7,169,000 in the fourth quarter of fiscal 1997. Product license revenue decreased from $4,514,000 to $3,546,000, and service and other revenue decreased from $2,655,000 to $2,444,000. The company reported a net loss for the fourth quarter of $2,813,000 or $0.30 per share compared to net income of $275,000 or $.03 per share for the same quarter a year ago. These results for the quarter are in line with the company's preliminary announcement of quarterly results on April 14.

     For all of fiscal 1998, the company reported total revenue of $25,790,000, or 8% above revenue of $23,960,000 reported for fiscal 1997. Product license revenue for the latest year was $14,278,000, compared with $14,501,000 in fiscal 1997. Service and other revenue for fiscal 1998 was $11,512,000, compared with $9,459,000 in the prior year. The net loss for the 1998 fiscal year was $3,354,000 or $0.37 per share, compared with a net loss of $3,041,000 or $0.35 per share in fiscal 1997. Included in the net loss for fiscal 1997 was a non-recurring charge of $1,896,000 for in-process research and development expenses associated with the acquisition of Symmetry Design Systems which was purchased in December 1996.

     The full year results reported today include restated results for the company's first and second fiscal quarters ended June 30, 1997 and September 30, 1997, respectively. First quarter revenue has been restated to $5,212,000 from $5,986,000 and the first quarter loss has been restated from $410,000 or $0.04 per share to $943,000 or $0.10 per share. Second quarter revenue has been restated to $6,742,000 from $7,142,000 and the second quarter profit has been restated to $55,000 or $0.01 per share from $317,000 or $0.03 per share. These adjustments relate to single orders received in each of the first two quarters from one of the company's resellers. Upon review at year-end with the company's auditors it has been determined that these transactions should more appropriately be recognized as revenue at the time the product is sold to the ultimate end user rather than when it is sold to the reseller.

     "We regret having to make these adjustments to our previously announced results but we want to emphasize that these adjustments relate wholly to two separate orders received from one reseller who specializes in dealing with federal government procurement. We still hope to recognize the revenue associated with these orders in the current fiscal year ending March 31, 1999," said Gary Arnold, chairman and president of Analogy.

     Effective May 1, 1998 Chris Brigden has been named Senior Vice President Sales and Marketing of Analogy. Chris is a 20-year veteran of the computer and EDA industries and over the past seven years has been very successful in growing the company's European operations. He replaces Doug Johnson, who has left the company.

     Mr. Arnold further commented, "As we said when we made our preliminary announcement in April, we are very disappointed in the latest quarter's results. Our business is dependent on large orders with major customers, and when a small number of expected sales do not occur as planned, our income is severely affected. We continue to believe the long-run demand for mixed signal and mixed-technology simulation is substantial, and the potential for our business is promising."

     This press release may contain forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. The forward looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, increased adoption of behavioral modeling design methodologies for mixed-signal and mixed-technology systems design, company's ongoing ability to introduce new products and expand its markets, seasonal fluctuations in the company's order pattern including the timing of significant orders, competitive initiatives, the company's inability to predict the timing of sell-through orders to resellers and the company's lack of control over the sell-through, the lengthy sales cycle and that a significant percentage of orders that are not received by the company until near the end of the quarter. Risks and uncertainties regarding the company's future business prospects are highlighted in the company's reports on Form 10-K and Form 10-Q on file with the SEC. Anyone wishing copies of these SEC reports may contact Terry Rixford, Analogy, Inc., 9205 SW Gemini Drive, Beaverton, OR. 97008, (503) 626-9700.

     Analogy, Inc. is a world leader in the development of high-performance design and analysis software and model libraries for the design of mixed-signal and mixed-technology systems. The company's products are used in the aerospace, automotive/transportation, semiconductor, telecommunications, computer peripherals, medical and industrial control industries. Analogy has offices and support staff throughout the United States, Europe and Asia and is headquartered in Beaverton, Oregon. For on-line information, visit the company's web site at: http//www.analogy.com.



                                  (tables follow)

                                   ANALOGY, INC.
                           Consolidated Income Statement
                                     (audited)
                            (000, except per share data)


                                                  Quarter Ended            Year Ended
                                                -------------------   ---------------------
                                                3/31/98     3/31/97     3/31/98     3/31/97
                                                -------     -------    --------    --------
Product license revenue                         $ 3,546     $ 4,514    $ 14,278    $ 14,501
Service and other                                 2,444       2,655      11,512       9,459
                                                -------     -------    --------    --------
Total revenue                                     5,990       7,169      25,790      23,960

Cost of product license revenue                     432         492       1,776       1,652
Cost of service and other revenue                   628         562       2,833       2,202
                                                -------     -------    --------    --------
Total cost of revenue                             1,060       1,054       4,609       3,854

Gross profit                                      4,930       6,115      21,181      20,106

Research and development                          1,970       1,280       6,260       5,413
Sales and marketing                               4,387       3,584      14,559      12,622
General and administrative                          836         787       2,987       2,728
Amortization of intangibles                          92          91         368         136
Acquired in-process research and
  development                                         -           -           -       1,896
                                                -------     -------    --------    --------
Total operating expenses                          7,285       5,742      24,174      22,795
                                                -------     -------    --------    --------
Operating income (loss)                          (2,355)        373      (2,993)     (2,689)

Other income (expense), net                          (3)         18         (86)        (11)
                                                 -------     -------    --------    --------
Income (loss) before income tax                  (2,358)        391      (3,079)     (2,700)

Income tax expense                                  455         116         275         341
                                                -------     -------    --------    --------
Net income (loss)                             $  (2,813)    $   275   $  (3,354)  $  (3,041)
                                                -------     -------    --------    --------
                                                -------     -------    --------    --------
Net income (loss) per share - basic
   and diluted                                  $ (0.30)     $ 0.03     $ (0.37) $    (0.35)

Weighted average shares outstanding-
   Basic                                          9,261       9,053       9,188       8,584
   Diluted                                        9,261       9,562       9,188       8,584

                                   ANALOGY, INC.
                            Consolidated Balance Sheet
                                     (audited)
                                       (000)

                                                3/31/98     3/31/97
                                               --------    --------
Cash and cash equivalents                      $  8,130    $  1,827
Marketable securities                                 -       1,697
Accounts receivable, net                          3,946       9,161
Prepaid expenses                                  2,146         886
Other assets                                        408         455
                                               --------    --------
Total current assets                             14,630      14,026

Furniture, fixtures and equipment, net            3,811       4,280
Library costs, net                                3,924       2,729
Other assets, net                                   610       1,095
                                               --------    --------
Total assets                                   $ 22,975    $ 22,130
                                               --------    --------
                                               --------    --------

Accounts payable                                  1,556       1,301
Current portion of capital leases                   536         566
Accrued salaries and benefits                     2,726       2,095
Accrued expenses                                    339         181
Unearned revenue                                  8,562       5,812
                                               --------    --------
Total current liabilities                        13,719       9,955

Non-current portion of capital leases               454         499
Other liabilities                                   107         359
                                               --------    --------
Total long-term liabilities                         561         858

Common stock                                     17,906      17,124
Foreign currency translation                       (205)       (155)
Accumulated deficit                              (9,006)     (5,652)
                                               --------    --------
Total shareholders' equity                        8,695      11,317
                                               --------    --------
Total liabilities and equity                   $ 22,975    $ 22,130
                                               --------    --------
                                               --------    --------

                                        ####